UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

WWA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada                              000-26927                                  77-0443643

(State or other jurisdiction           (Commission                                (IRS Employer

of incorporation)                   File Number)                             Identification No.)

       107 W. Bridge St., Portland, MI 48875

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (855) 410-8509

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

EXPLANATORY NOTE

This Amendment to our Current Report on Form 8-K filed with the Commission on February 4, 2015 is being filed by us to disclose certain material amendments to the Share Exchange Agreement between us and AllCom.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 30, 2015 the board of directors of WWA Group, Inc. (the “Company”) directed an officer of the Company to enter into a Share Exchange Agreement (“Agreement”) with AllCom, a Nevada corporation.  This agreement supersedes and replaces the Share Exchange Agreement signed on January 21, 2015.  The Agreement extends the final date for a closing to March 16, 2015 along with the modification of certain terms and conditions.  The Agreement is filed as an exhibit to a Form 8-K, filed with the Commission on February 4, 2015.

On March 16, 2015, we entered into a First Amendment to the Agreement (the “Amendment”), wherein we agreed to extend the proposed closing date for the transaction to April 17, 2015, in exchange for a cash payment of $15,000 from AllCom to the Company. The Company has agreed to utilize the cash payment towards completing and filing its annual report on Form 10-K for its fiscal year ended December 31, 2014.  A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 10.02.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

The exhibits required to be attached by Item 601 of Regulation S-K are filed herewith.

Exhibit No.    Description

      10.01

Share Exchange Agreement between WWA Group and Allcom*

      10.02

First Amendment to Securities Purchase Agreement and Plan of Stock Exchange between

WWA Group, Inc. and AllCom

*Incorporated by reference to our current report on Form 8-K filed with the Commission on February 4, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 23, 2015

WWA Group, Inc.

A Nevada corporation

 /s/ Thomas Nix

By: Thomas Nix

Its: Chief Executive Officer and Director